Exhibit 99.6

Declaration letter

Recently, based on a report about Shandong Haoyuan Chemical Co. Ltd “ there is a sales manager from Shandong Haihua Co. Ltd disparaged Shandong Haoyuan Chemical Co. Ltd and the bromine industry”, and caused some adverse impact. So hereby our company declares that: the company never has had any sales managers or sales man, whether or not on probation, whose family name is “Wu”.   All of the consequences are not related to our company.

Hereby certified!

Bromine Plant of Shandong Haihua Co. Ltd

[company seal]

December 10, 2010